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                                                                    EXHIBIT 99.3



REPORT OF INDEPENDENT CERTIFIED PUBLIC
ACCOUNTANTS AND MANAGEMENT'S ASSERTION WITH
RESPECT TO MINIMUM SERVICING STANDARDS

ORIGEN FINANCIAL, INC. AND SUBSIDIARIES

DECEMBER 31, 2004
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                                                           [GRANT THORNTON LOGO]

ACCOUNTANTS AND BUSINESS ADVISORS


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Audit Committee and Board of Directors
Origen Financial, Inc

We have examined management's assertion about Origen Financial, Inc. and its subsidiaries compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers (USAP) as of and for the year ended December 31, 2004 included in the accompanying management assertion. Management is responsible for Origen Financial, Inc's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the entity's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about Origen Financial, Inc.'s compliance with the minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on Origen Financial, Inc.'s compliance with the minimum servicing standards.

In our opinion, management's assertion that Origen Financial, Inc. complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 2004 is fairly stated, in all material respects.

Grant Thornton LLP

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January 18, 2005

















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